UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 29, 2015 (June 26, 2015).

CTPARTNERS EXECUTIVE SEARCH INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34993	52-2402079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 3rd Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (212) 588-3500
(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an                 Obligation under an Off-Balance Sheet Arrangement.

On June 26, 2015, CTPartners Executive Search Inc. (the “Company”) received a written notice of default and acceleration, dated June 26, 2015 (the “Notice of Default”), from JPMorgan Chase Bank, N.A. (the “Bank”) asserting that events of default had occurred with respect to that certain Third Amended and Restated Credit and Security Agreement, dated as of September 19, 2014, between the Company and the Bank, as amended (the “Credit Agreement”), whereunder, among other items, the Bank extended to the Company a revolving credit facility in the amount of $20,000,000 secured by the certain collateral and with respect to that certain Forbearance Agreement and Second Amendment Agreement, dated as of May 20, 2015, among the Company, the Bank, and other loan parties (the “Forbearance Agreement”), whereunder, among other items, the Bank agreed to forbear from exercising its rights and remedies solely with respect to the then-existing defaults under the Credit Agreement. The Notice of Default also includes a demand by the Bank for the payment in full by the Company on or prior to June 29, 2015 of the loan outstanding under the Credit Agreement. As of June 26, 2015, the total outstanding principal amount is $14,737,352.06.

The Bank alleges in the Notice of Default that (1) the Company’s violation of the financial covenant in the Credit Agreement regarding search executive turnover constitutes an event of default, (2) the Company’s anticipated winding down of its operations violates the Company’s representations and warranties that the Company has no knowledge of any present condition or facts and circumstances that would prevent the Company from conducting business and that the Company is solvent, and (3) the Company generally not paying its debts as debts become due constitutes an event of default under the Credit Agreement.

Under the Notice of Default, the Bank is (1) accelerating all sums owed by the Company to the Bank, (2) terminating the Bank’s obligations to make loans to the Company, and (3) making demand of payment for the amount due. The Notice of Default states that if the Company fails to pay the amount due in full on or before June 29, 2015, the Bank, as a secured party, will take steps to ensure payment. The Notice of Default included a statement of the Bank’s intent to sell, assign, convey and otherwise transfer the Company’s rights, title and interest in its assets that secure the Company’s indebtedness and obligations under the Credit Facility.

Also, on June 26, 2015, the Company received a notice of default and acceleration, dated June 26, 2015 (the “Notice”), from Phoenix Life Insurance Company and PHL Variable Insurance Company (collectively, the “Noteholders”) asserting that the Forbearance Period had terminated with respect to the Forbearance Agreement and that events of default had occurred with respect to that certain Second-Lien Note Purchase Agreement (as amended by that certain First Amendment to the Second-Lien Note Purchase Agreement, dated April 14, 2015, and by the Forbearance Agreement), dated April 8, 2015 (the “Second-Lien NPA”), among the Company, CTPartners Latam (US), LLC, CTP Latam (US), LLC, CTPartners LA (USA), LLC (collectively, the “Issuers”) and the Noteholders, whereunder, among other items, the Issuers each issued and sold Second-Lien Notes in the principal amount of $12,500,000. The Notice demands immediate payment in full by the Issuers of all obligations and indebtedness under the Second-Lien Notes. As of June 26, 2015, the outstanding principal balance of the Second-Lien Notes is $6,250,000, accrued and unpaid interest is $151,562.50, and costs and expenses are approximately $139,360.

The Noteholders allege in the Notice that the Forbearance Agreement terminates by the occurrence of one or more of the following events: (1) the abandonment of the sale of the Company by the Issuers, (2) the event of default under the Second-Lien NPA for failing to meet the financial covenants, (3) the termination of the forbearance by the Bank, and (4) the determination by the holders of more than 50% in principal amount of the Second-Lien Notes that are outstanding at the time that conditions exist that materially impair the collateral.

The Noteholders also allege in the Notice that the following events of default occurred under the Second-Lien NPA: (1) failure to correct within 30 days non-compliance with the financial covenants under the Second-Lien NPA, (2) the Bank’s Notice of Default, and (3) the Company generally not paying its debts as they become due and the anticipated winding down of operations.

The Noteholders reserve all rights and remedies under the Second-Lien LPA and all agreements to which the Noteholders, the Issuers, and/or CTPartners U.K., Augmentum Consulting Limited, CTPartners France, CTPartners Australia and CTPartners New Zealand (collectively, “Foreign Subsidiary Guarantors”) are parties and any collateral securing all or any part of the obligations and under applicable law and in equity.

As the Company announced on June 22, 2015, the exclusivity period for its negotiations with DHR International Inc. (“DHR”) regarding an acquisition of the Company expired with no definitive agreement for the sale of the Company as a whole having been reached. As a result of the continued deterioration of the Company’s business and financial condition and its inability to secure funding to repay the accelerated debt obligations described above or to continue its operations, the Company will cease doing business as June 30, 2015 and wind down its remaining operations. The Company is aware, as disclosed above, that the Bank intends to sell to DHR certain of the Company’s assets the Bank obtains on its exercise of rights under liens granted pursuant to the Credit Facility. These transactions will not satisfy all of the Company’s obligations to its lenders and other creditors or result in any payment to the Company’s shareholders. Although the Company intends to wind down its remaining operations in an orderly manner, it may be required cease operations entirely or seek bankruptcy protection.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of             Listing.

On June 23, 2015, the Company received notice that the staff of NYSE Regulation, Inc. (the “Staff”) has determined to commence proceedings to delist the Company’s common stock from NYSE MKT LLC (“NYSE MKT” or the “Exchange”). The Staff suspended trading in the Company’s common stock at the market opening on June 23, 2015.
The Exchange notified the Company that it no longer complies with the continued listing standards set forth in Sections 1003(a)(iv) and 1003(c)(iii) of the NYSE MKT Company Guide. The Exchange based its determination on the Company’s announcement regarding the anticipated winding down of its operations and certain contemplated asset disposition transactions, which, if completed, are not expected to result in any payment to the Company’s shareholders.
The Company does not intend to appeal the Exchange’s decision. Upon delisting, there can be no assurance that any trading market, including any over-the-counter trading market, for the Company’s common stock will develop or be sustained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2015                CTPartners Executive Search Inc.

By: /s/ William J. Keneally
William K. Keneally, Chief Financial Officer